United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)_______December 29, 2000________

                  PIF/Cornerstone Ministries Investments, Inc.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

Georgia                              333-93475                  58-2232313
-------                              ---------                  ----------
(State or other jurisdiction        (Commission                (IRS Employer
of Incorporation)                   File Number)             Identification No.)


6035 Atlantic Boulevard, Suite C, Norcross, GA                         30071
----------------------------------------------                         -----
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code  404-320-3311
                                                    ------------


Item 2. Acquisition or Disposition of Assets.

On December 29, 2000 Presbyterian Investors Fund, Inc., a Georgia not for profit corporation, merged into Cornerstone Ministries Investments, Inc., a Georgia for profit corporation. The name of the merged entity became PIF/Cornerstone Ministries Investments, Inc. The Georgia Secretary of State approved the Plan of Merger on December 29, 2000.

The $23,256,849 in assets transferred by Presbyterian Investors Fund, Inc., consist primarily of performing church loans and cash held in money market accounts awaiting distribution according to outstanding loan commitments. Its $23,256,849 in liabilities assumed by the merged entity are primarily Certificates of Participation in three loan funds. These are fixed term, fixed rate securities that are either unsecured, or collateralized by specific loan assets.

The $758,832 net worth of Presbyterian Investors Fund, Inc., in compliance with Georgia regulations, has been distributed to the Church Growth Foundation, a Georgia not for profit-corporation. This amount was determined by a third party evaluation, was submitted to an independent review committee of the Board of Trustees of Presbyterian Investors Fund, Inc. and approved by the independent board members of both corporations.

Item 7.  Financial Statements and Exhibits.

Listed below are the financial statements, pro forma financial information and exhibit filed as a part of this report.

(a)      Financial statements of businesses acquired.

         Balance Sheets of Presbyterian Investors Fund, Inc., audited at December 31, 1998 and December 31, 1999 and unaudited at September 30, 2000.

         Income Statements and Statements of Cash Flows for Presbyterian Investors Fund, Inc., audited for the years ended December 31, 1998 and December 31, 1999 and unaudited for the nine months ended September 30, 1999 and December 31, 2000.

(b)      Pro forma financial information.

         Pro forma statements of income reflecting the combined operations of the entities for the year ended December 31, 1999 and the nine months ended September 30, 2000. These statements are condensed, in columnar form showing pro forma adjustments and results.

(c)      Exhibits.

         Plan of Merger


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PIF/Cornerstone Ministries Investments, Inc.
                                  --------------------------------------------
                                                  (Registrant)

                                               S/JOHN T. OTTINGER
                                               ------------------
                                      John T. Ottinger, Vice President, CFO


Date:  January 12, 2001

                             T. JACKSON McDANIEL III
                           Certified Public Accountant
                               1439 McLendon Drive
                                     Suite C
                                Decatur, GA 30033
                                 (770) 491-0609

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Trustees
Presbyterian Investors Fund, Inc.
Norcross, Ga  30071

I have audited the accompanying balance sheet of Presbyterian Investors Fund, Inc. (a non-profit organization) as of December 31, 1999, 1998, and 1997 and the related statements of support, revenue, expenses, and changes in fund balance and cash flows for the years then ended. These financial statements are the responsibility of the Fund's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects the financial position of Presbyterian Investors Fund, Inc. as of December 31, 1999, 1998, and 1997 and results of its operations and changes in cash flows for the years then ended in conformity with generally accepted accounting principles.


[SIGNATURE GRAPHIC OMITTED]

August 1, 2000


                                                  PRESBYERTIAN INVESTORS FUND, INC.
                                                   STATEMENT OF FINANCIAL POSITION
                                                                 at
                                                                    SEPTEMBER, 30,            DECEMBER, 31,            DECEMBER, 31,
                                                                  (Unaudited) 2000                1999                     1998
                                                                     ------------             ------------             ------------
Assets:
 Cash and Cash Equivalents                                           $  1,098,240             $  5,010,772             $  3,781,800
 Cash - Board Designated                                                  609,470                  486,543                  447,174
 Church Bond Investment                                                   296,000                  412,250                  853,500
 Investment Securities                                                    450,000                  450,000                  450,000
 Interest Receivable                                                      733,252                  543,081                  270,594
 Accounts Receivable                                                       19,316                   63,955                  110,075
 Notes Receivable                                                         700,000                  250,000                  344,571
 Development Loans Receivable                                          20,315,682               16,218,116               14,905,804
 Real Estate Held                                                         449,703
 Furniture and Equipment Net
   of Accumulated Depreciation                                              7,934                    8,638                    7,304
 Prepaid Expenses                                                           8,218                    3,900                    3,705
 Other Assets                                                               1,031                    1,031                     --
                                                                     ------------             ------------             ------------
    TOTAL ASSETS                                                     $ 24,239,143             $ 23,448,286             $ 21,624,230
                                                                     ============             ============             ============


Liabilities:
 Investor's Certificates                                             $ 21,400,130             $ 20,411,189             $ 18,326,151
 Bond Fund Certificates                                                   474,145                  556,813                1,123,574
 Accrued Interest Payable                                               2,062,672                2,060,010                1,885,945
 Accounts Payable                                                          10,917                   10,179                   57,895
 Other Liabilities                                                           --                    139,531                     --
 Loan Payable RBF                                                           4,000                    4,000                    4,000
                                                                     ------------             ------------             ------------
    TOTAL LIABILITIES                                                  23,951,864               23,181,722               21,397,566
                                                                     ------------             ------------             ------------

Net Assets:
  Designated Investment                                                   386,538                  386,538                  386,538
  Designated for Contingency                                              609,470                  486,543                  447,174
  Undesignated                                                           (716,663)                (615,155)                (614,352)
  Investment In Equipment                                                   7,934                    8,638                    7,304
                                                                     ------------             ------------             ------------
    TOTAL NET ASSETS                                                      287,279                  266,564                  226,664
                                                                     ------------             ------------             ------------

    TOTAL LIABILITIES
      AND NET ASSETS                                                 $ 24,239,143             $ 23,448,286             $ 21,624,230
                                                                     ============             ============             ============


                                                  PRESBYTERIAN INVESTORS FUND, INC.
                                                       STATEMENT OF ACTIVITIES
                                for the PERIODS ENDED SEPTEMBER 30, 2000, DECEMBER 31, 1999, AND 1998
                                                                      Nine months ended          Year ended             Year ended
                                                                        SEPTEMBER 30,            DECEMBER 31,           DECEMBER 31,
                                                                       2000 (unaudited)              1999                   1998
                                                                       ----------------          ------------           ------------
Support and Revenue
   Contributions                                                          $     --                $     --                $     --
   Interest earned                                                         1,540,725               1,889,967               1,524,208
   Fees and Services                                                         461,800                 429,018                 420,129
   Gain on sale of real estate                                               135,867                 311,823
   Dividends                                                                  26,999                  45,000                  33,750
   Other Income (loss)                                                        12,000                    --                      --
                                                                          ----------              ----------              ----------
TOTAL SUPPORT AND REVENUE                                                  2,041,524               2,499,852               2,289,910
                                                                          ----------              ----------              ----------

Expenses

   Interest Expense                                                        1,487,870               1,867,486               1,547,861
   Service Fees                                                               55,062                  67,036                  58,261
   Personnel Expense                                                         195,586                 112,210                 153,739
   Operational Expense                                                       202,247                 399,695                 410,963
   Legal Fees                                                                  6,515                   7,600                  39,209
   Depreciation                                                                4,069                   5,925                  25,304
                                                                          ----------              ----------              ----------
      TOTAL EXPENSES                                                       1,951,349               2,459,952               2,235,336
                                                                          ----------              ----------              ----------

      EXCESS (DEFICIT) OF SUPPORT AND
        REVENUE OVER EXPENSES
        FROM CONTINUING OPERATIONS                                            90,175                  39,900                  54,574

Fund Balance,
 Beginning                                                                   266,564                 226,664                 180,214
Prior Period Adjustments                                                                                                     (8,124)
Fund Balance,
                                                                          ----------              ----------              ----------
 Ending                                                                   $  356,739              $  266,564              $  226,664
                                                                          ==========              ==========              ==========


                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


NOTE "1" - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     (A)  Organizational Information

          The Presbyterian Investors Fund, Inc. is organized exclusively for religious, educational, and charitable purposes within the meaning of
          Section 501(c)(3) of the Internal Revenue Code.

          The purpose of the Fund is to promote and support the mission of the Presbyterian Church in America by establishment, maintenance, and utilization of an investment fund for the purpose of making mortgage loans to PCA churches and Presbyters, including loans for land acquisition and the construction and major improvements of churches, manses, and mission buildings.

          The Fund was created at the direction of the General Assembly of the Presbyterian Church in America (PCA) pursuant to a resolution adopted in June of 1985 and was an integrated auxiliary of the PCA. It was originally named Investor's Fund for Building and Development of Presbyterian Church in America, Inc.

          In November of 1993 the trustees of the Fund adopted a resolution authorizing the Fund's management to begin the process of reorganizing the Fund such that it is no longer an integrated organization of the Presbyterian Church in America, Inc. On August 8, 1994 the reorganization was completed. The Fund's name was changed to Presbyterian Investors Fund, Inc. and the articles of incorporation were amended.


     (B)  Accounting Method

                  The accompanying financial statements are prepared on the accrual basis of accounting.

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999



NOTE "1" - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   (continued)

     (C)  Management of the Fund

          The management of the affairs of the Fund is vested in an independent, self perpetuating Board of Trustees. During 1995 and all prior years the Fund had entered into a management contract with Reliance Trust Company of Atlanta to serve as Fund Manager under the supervision of the Trustees of the Fund. Reliance Trust Company also observed as Paying Agent, Escrow Agent, and Registrar.

          During 1996, the contract with Reliance Trust Company is being terminated in two phases. As of March 7, 1996 the loan servicing functions are being administered in-house by the Fund's staff. Effective April 1, 1996 Colonial Trust Company, in Phoenix, Arizona, became the Paying Agent and Registrar.

     (D)  Fund Accounting

          To ensure observance of limitations and restrictions placed on the use of resources available to the Fund, the accounts of the Fund are maintained in accordance with the principles of fund accounting.

     (E)  Cash and Cash Equivalents

          Cash and cash equivalents include checking accounts and short term certificates with original maturities of 90 days or less.

     (F)  Investment Securities

          Investment Securities at December 31, 1999 consist solely of an investment in Cornerstone Ministries Investments, Inc.(CMI). The Fund owns approximately 37.78% of the outstanding common stock of CMI at December 31, 1999. CMI is a newly formed corporation whose primary mission will be to invest in church mortgages or real estate related to church activities.

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999



NOTE "1" - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   (continued)

     (G)  Accrued Interest Income

          Interest income is accrued monthly on the outstanding balance of development loans receivable.

     (H)  Accrued Interest Expense

          Interest for fixed rate and matched rate certificates is accrued semiannually from the date of issuance, and may be paid semiannually. Investors holding five year certificates in multiples of $10,000 may receive interest monthly.

     (I)  Provision for Loan Losses

          Management is of the opinion that losses arising from the default of development loans are not probable or reasonably estimated. Therefore, no allowance for loan losses is reflected in the accompanying statements.

     (J)  Furniture and Equipment

          Furniture and equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets on a straight-line basis. Accumulated depreciation was $68,387, $62,462 and $37,158 at December 31, 1999, December 31, 1998 and December 31, 1997 respectively.

     (K)  Accounting For Loan Fee and Costs

          Management's policy is to charge fees that approximate the cost of loan originations. Fees and costs are recognized when loans are closed.

     (L)  Comparative Data

          The Balance Sheet information for the years ended December 31, 1998 and December 31, 1997 are presented for comparative purposes and are not intended to be complete financial statement presentations.

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     NOTE "2" - CASH - BOARD DESIGNATED

          The Fund's Board of Trustees has established a cash balance equal to 3% of outstanding loans to provide liquidity should a contingency develop. The balance in the account was $486,543 at December 31, 1999, $447,174 at December 31, 1998 and $397,963 at December 31, 1997.

     NOTE "3" -LOAN PAYABLE RBF

          Unsecured loans payable in the amounts of $4,000 at December 31, 1999, and at December 31, 1998 and $5,600 at December 31, 1997, represent revolving building fund (RBF) indebtedness to various individuals and organizations. The Fund assumed these notes as part of a restructuring of its debt to the MNA Committee in April 1988. The indebtedness consists of demand notes bearing interest at 5 to 6 percent.

     NOTE "4" - PRIOR PERIOD ADJUSTMENT

          As stated in Note 1(C) the Fund had transferred the servicing of the Investor Certificates to Colonial Trust Company in 1996. Due to the inherent complexities in the transfer process 2 certificates were not accounted for as part of the transfer. This error was identified in 1997 and accordingly, a prior period adjustment is necessary to reflect the correct certificate and accrued interest balances with respect to these certificates at December, 31, 1997.

          In April 1998, the Fund became aware that property taxes on the Ft Pierce property (See Note 9) had not been paid or accrued for 1995. These taxes were paid on or about April 15, 1998.

     NOTE "5" - OFFERING TO SELL CERTIFICATES OF INDEBTEDNESS

          The Fund is the issuer of an offering of up to $30,000,000 in unsecured fixed rate and matched rate certificates of indebtedness.

          Fixed rate and matched rate certificates require a $500 minimum investment ($250 minimum through qualified retirement plans) with terms ranging from two to five years with fixed rate interest from 6.75% to 9% and matched rate interest from 3.0% to 5.0%. These certificates may be redeemed by the investor at maturity.

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     NOTE "5" - OFFERING TO SELL CERTIFICATES OF INDEBTEDNESS (continued)

          At December 31, 1999, December 31, 1998 and December 31, 1997 the Fund had issued fixed and matched rate certificates aggregating
          $20,411,189,  $18,326,151,  and $14,591,927 respectively.  At December
          31, 1999 certificates are expected to mature as follows:


                              2000           5,959,219
                              2001           2,506,653
                              2002           9,341,841
                              2003
                              and beyond     2,603,276
                                           -----------
                                           $20,411,189



     NOTE "6" - CHURCH BOND FUND


          In August, 1996, the trustees of the Fund authorized the issuance of Church Bond Fund Certificates to be collateralized by bonds purchased from the proceeds raised by proceeds of Church Bond issues. The 1996 offering, capped at $4,500,000 requires a minimum investment of $500 and consists of certificates with either a 2 1/2 or 5 year maturity. The 2 1/2 year maturity certificates carry a stated simple interest rate of 7% per annum, while the 5 year maturity certificates carry a stated simple interest rate of 9% per annum. Interest on both maturity term certificates accrues semi-annually.

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999






     NOTE "6" - CHURCH BOND FUND (continued)

          At  December  31,  1999,   the  Fund  had  issued   Church  Bond  Fund
          Certificates totaling $556,813. At December 31, 1999, Church Bond Fund Certificates were expected to mature as follows:

                              2000       60,339
                              2001       47,500
                              2002      448,974
                                      ---------
                                      $ 566,813


    NOTE "7" - LOANS TO CHURCHES AND PRESBYTERIES

         At December 31, 1999, December 31, 1998 and December 31, 1997, the Fund had made loans of $16,218,116, $14,905,804 and $13,265,433 respectively, to churches for construction and permanent financing. Interest rates range from 7.0% to 11.25% per annum. Loans are amortized over a fifteen year period with payments due monthly. The fund retains the right to call the outstanding principal balance of permanent loans every third to fifth year period during the term of the loan. It is management's intent to call these loans at the call dates. At December 31, 1999 the balances of the development loans receivable at the anticipated call dates were as follows:

                              2000          3,636,394
                              2001          2,215,950
                              2002          2,382,911
                              2003
                              and beyond    7,982,861
                                         ------------
                                         $ 16,218,116

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     NOTE "8" - PENSION PLAN

          Prior to 1992 the Fund participated in a defined contribution and tax-sheltered annuity plans administered by the Insurance, Annuities and Relief Fund of the PCA that covers all qualified employees. During 1992 the Fund terminated its involvement in the PCA sponsored fund and established a separate plan covering its employees. The Fund's contributions to the plan are based on a percentage of each eligible employees' compensation. Contributions totaling $12,200, $10,603, and $10,916 were made for the years ended December 31, 1999, 1998 and 1997, respectively.


     NOTE "9" - REAL ESTATE HELD FOR MINISTRY DEVELOPMENT

          In June of 1990 the Fund acquired a 50% interest in real estate in Ft Pierce, Florida (the Ft Pierce property). The Fund expected to develop the property as a church and senior adult facility in conjunction with the MNA Committee. The Fund's interest was recorded at $425,000 which represented 50% of the estimated fair market value at the date of donation. In connection with the gift of this property the Fund recognized a contribution of $252,000, paid cash of $150,000, and recorded a payable to the MNA Committee of $23,000. In 1992, the Fund acquired an additional 17.65% interest in the property for $150,000 in cash with a contribution in the amount of $17,675. Development costs were capitalized as part of the land costs. These costs totaled $28,952.

          An appraisal was made of the property and the actual Fair Market Value of the property at the date of donation was determined to be $950,000. The Fund's interest was adjusted to reflect the correct value at the date of acquisition.

          On October 26, 1995 the Fund sold approximately 3.1 acres of the Ft. Pierce property. The total sales price was $107,000 including the 32.35% share allocable to MNA. The Fund's gain on the sale of its interest in the 3.1 acre tract was $ 13,313.

          In December 1995, the Fund acquired Man's remaining interest in the Ft. Pierce property for $ 241,120. Simultaneous with this transaction MNA reimbursed the

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     NOTE "9" - REAL ESTATE HELD FOR MINISTRY DEVELOPMENT (continued)

          Fund for management expenses, fees associated with the sale of the 3.1 acre tract in October and estimated expenses required for repairs needed on the property. The reimbursement received was $ 40,335 which included an amount computed to compensate the Fund for the loss of the use of the purchase price funds for lending purposes.

          On December 31, 1998 the Fund sold approximately 11.99 acres of the Ft. Pierce property. The Fund realized a gain on the sale of approximately $193,000. The remainder of this property was sold in the year ended December 31, 1999. The Fund realized a gain of approximately $136,000 on this transaction.

          Also in December 1995 the Fund acquired approximately 6.8 acres of land in Harris County, Texas (the Kingwood Property) for $ 282,365. At or about the same time the Fund sold approximately 2.25 acres, representing two tracts in the Kingwood Property, to The Kingwood Forest Church for $ 193,582 and gave the Kingwood Forest Church an option to purchase the remaining tracts. The option price is $188,779. The Fund took back a one year note bearing interest at 10.5% as consideration for the sale. The Fund realized a gain on the sale transaction of $99,642.

          In 1997, the remaining interest in the Kingwood property was sold in 2 separate parcels for $276,700. On these sales the Fund realized a gain of $52,378.

          In September 1997, the Fund acquired 35 acres of land in McKinney, TX as an accommodation to Redeemer Presbyterian Church (Redeemer). Simultaneous with the acquisition, the Fund entered into a sale agreement with Redeemer for 15 of the acquired acres and a development agreement with Redeemer for the balance whereby the Fund would prepare the remaining land for development and effect a sale of it, splitting the profits with Redeemer.

          The development agreement called for the Fund to be paid a non refundable development fee of $88,750 at the time of execution of such agreement. Under the terms of the development agreement the fee was deemed earned at time of payment. Accordingly, the Fund has recorded the entire fee as income in the year of receipt.

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999


     NOTE "9" - REAL ESTATE HELD FOR MINISTRY DEVELOPMENT (continued)

          On December 29, 1998 the Fund sold the remaining acreage in McKinney, Texas realizing a gain of approximately $118,000.


     NOTE "10" - RELATED PARTY TRANSACTIONS

          Material related party transactions for the year ended December 31, 1998 include the following:

                  Loans made to PCA
                           Churches                  $16,318,116
                  Advance to company owned
                           by officer of the Fund         90,000


NOTE "11"-LEASE COMMITMENT

          The Fund had entered into a lease for office space that required lease payments of $854 a month through May 14, 1998. This lease was terminated in June 1996 and a new lease was entered into for office space requiring lease payments of $1,077 per month through May 14, 1998. There was no penalty associated with the termination of the original lease.

          Subsequent to May 14, 1998, the Fund subleased its current office space on a month to month basis. On March 1, 1999, the Fund signed a permanent lease with a 2 year term and a lease rate of $1031.25 for the first year and $1062.18 for the second year. There are no renewal or purchase options in this lease. The Fund's lease obligation for under the lease is as follow


                              2000     $12,653.37
                              2001     $ 3,196.54

                              TOTAL    $15,839.91

                        PRESBYTERIAN INVESTORS FUND, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999




NOTE "14"-OFF-BALANCE SHEET RISK

          The company maintains cash balances in more than one financial institution located in Atlanta, Georgia. Some of the balances are insured. At December 31, 1999, the company's uninsured cash balance was approximately $5,397,315.

                                                          PIF / CORNERSTONE
                                                              PRO FORMA
                                                       STATEMENT OF ACTIVITIES
                                                               for the
                                                   PERIOD ENDED DECEMBER 31, 1999
                                                                  PIF & CDF        CORNERSTONE       INTERCOMPANY          COMBINED
                                                                  12/31/99           12/31/99         ADJUSTMENTS          12/31/99
                                                                 ----------         ----------         ----------         ----------
Support and Revenue
   Contributions                                                 $     --           $     --                 --                 --
   Interest earned                                                1,889,967            183,211               --            2,073,178
   Fees and Services                                                429,018            263,162            692,180
   Gain on sale of real estate                                      135,867             86,513            222,380
   Dividends                                                         45,000               --                 --               45,000
   Other Income (loss)                                                 --                1,452              1,452
                                                                 ----------         ----------         ----------         ----------
TOTAL SUPPORT AND REVENUE                                         2,499,852            534,338               --            3,034,190
                                                                 ----------         ----------         ----------         ----------

Expenses

   Interest Expense                                               1,867,486            209,541               --            2,077,027
   Service Fees                                                      67,036             15,256             82,292
   Personnel Expense                                                112,210               --              112,210
   Operational Expense                                              399,695            123,939            523,634
   Legal Fees                                                         7,600             12,897             20,497
   Depreciation                                                       5,925               --                5,925
                                                                 ----------         ----------         ----------         ----------
      TOTAL EXPENSES                                              2,459,952            361,633               --            2,821,585
                                                                 ----------         ----------         ----------         ----------

      EXCESS (DEFICIT) OF SUPPORT AND
        REVENUE OVER EXPENSES
        FROM CONTINUING OPERATIONS                                   39,900            172,705               --              212,605
        BEFORE TAXES


                                                          PIF / CORNERSTONE
                                                              PRO FORMA
                                                       STATEMENT OF ACTIVITIES
                                                               for the
                                                   PERIOD ENDED SEPTEMBER 30, 2000

                                                                 PIF & CDF        CORNERSTONE       INTERCOMPANY          COMBINED
                                                                  9/30/00            9/30/00         ADJUSTMENTS           9/30/00
                                                                ----------         ----------         ----------          ----------
Support and Revenue
   Contributions                                                $     --           $     --                 --                  --
   Interest earned                                               1,540,725            313,321            (49,359)          1,804,687
   Fees and Services                                               461,800            136,000            597,800
   Gain on sale of real estate                                        --
   Dividends                                                        26,999               --                 --                26,999
   Other Income (loss)                                              12,000              1,000             13,000
                                                                ----------         ----------         ----------          ----------
TOTAL SUPPORT AND REVENUE                                        2,041,524            450,321            (49,359)          2,442,486
                                                                ----------         ----------         ----------          ----------

Expenses

   Interest Expense                                              1,487,870            267,241            (49,359)          1,705,752
   Service Fees                                                     55,061             12,311             67,372
   Personnel Expense                                               195,587               --              195,587
   Operational Expense                                             202,246            125,801            328,047
   Legal Fees                                                        7,557             12,897             20,454
   Depreciation                                                      4,069               --                4,069
                                                                ----------         ----------         ----------          ----------
      TOTAL EXPENSES                                             1,952,390            418,250            (49,359)          2,321,281
                                                                ----------         ----------         ----------          ----------

      EXCESS (DEFICIT) OF SUPPORT AND
        REVENUE OVER EXPENSES
        FROM CONTINUING OPERATIONS                                  89,134             32,071               --               121,205


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                    CORNERSTONE MINISTRIES INVESTMENTS, INC.
                                       AND
                        PRESBYTERIAN INVESTORS FUND, INC.



                          Dated as of November 16, 2000













                     Exhibit to Form 8-K, December 29, 2000

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE I   MERGER; MERGER CONSIDERATION; CLOSING; AGREEMENTS..................1

   1.1     THE MERGER..........................................................1
   1.2     CONSUMMATION OF MERGER..............................................1
   1.3     EFFECT OF THE MERGER................................................2
   1.4     ARTICLES OF INCORPORATION; BYLAWS...................................2
   1.5     DIRECTORS AND OFFICERS..............................................2
   1.6     NAME OF SURVIVING CORPORATION.......................................2
   1.7     MERGER CONSIDERATION................................................2
   1.8     DISTRIBUTION OF SURPLUS ASSETS......................................2
   1.9     CLOSING.............................................................3
   1.10     CLOSING OBLIGATIONS................................................3

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE FUND........................4

   2.1     ORGANIZATION, QUALIFICATION, ETC....................................4
   2.2     SUBSIDIARIES........................................................5
   2.3     NO MEMBERS..........................................................5
   2.4     COMPANY RECORD BOOKS................................................5
   2.5     OPTIONS AND RIGHTS..................................................5
   2.6     AUTHORIZATION, ETC..................................................5
   2.7     NO VIOLATION; CONSENTS AND APPROVALS................................5
   2.8     FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.......................6
   2.9     TRUSTEE PROPERTY....................................................6
   2.10     EMPLOYEES..........................................................6
   2.11     ABSENCE OF CHANGES.................................................7
   2.12     CONTRACTS..........................................................8
   2.13     REAL ESTATE AND PERSONAL PROPERTY MATTERS.........................10
   2.15     TAX MATTERS.......................................................11
   2.16     COMPLIANCE WITH REGULATIONS AND ORDERS; PERMITS; AFFILIATIONS.....12
   2.17     ERISA AND RELATED MATTERS.........................................13
   2.18     INTELLECTUAL PROPERTY.............................................14
   2.19     ENVIRONMENTAL MATTERS.............................................15
   2.20     BANKING ARRANGEMENTS..............................................16
   2.21     INSURANCE.........................................................16
   2.22     OUTSTANDING LOANS.................................................16
   2.23     BROKERAGE.........................................................16
   2.24     IMPROPER AND OTHER PAYMENTS.......................................16
   2.25     FINANCIAL CONDITION AS OF EFFECTIVE DATE AND CLOSING DATE.........17
   2.26     DISCLOSURE........................................................17

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE BUYER.....................17

   3.1     CORPORATE ORGANIZATION, ETC........................................17
   3.2     AUTHORIZATION, ETC.................................................17
   3.3     NO VIOLATION.......................................................18
   3.4     GOVERNMENTAL AUTHORITIES...........................................18
   3.5     DISCLOSURE.........................................................18

                                      (i)

ARTICLE IV   COVENANTS OF THE FUND............................................18

   4.1     ORDINARY COURSE OF BUSINESS........................................19
   4.2     CERTAIN RESTRICTIONS...............................................19
   4.3     CASH AND CASH EQUIVALENTS..........................................19
   4.4     INTERIM FINANCIAL INFORMATION......................................19
   4.5     FULL ACCESS AND DISCLOSURE.........................................19
   4.6     FULFILLMENT OF CONDITIONS PRECEDENT................................20
   4.7     TAX RETURNS........................................................20
   4.8     FAIRNESS OPINION...................................................20

ARTICLE V   COVENANTS OF THE BUYER............................................20

   5.1     FULL ACCESS AND DISCLOSURE.........................................20
   5.2     RELEASE AND ASSUMPTION OF GUARANTEES...............................21

ARTICLE VI   OTHER AGREEMENTS.................................................21

   6.1     FURTHER ASSURANCES.................................................21
   6.2     CONSENTS...........................................................21

ARTICLE VII   CONDITIONS TO THE OBLIGATIONS OF THE BUYER......................21

   7.1     REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS...........22
   7.2     NO INJUNCTION......................................................22
   7.3     THIRD PARTY CONSENTS...............................................22
   7.4     REGULATORY APPROVALS...............................................22
   7.5     NO MATERIAL ADVERSE CHANGE.........................................22
   7.6     DIRECTORS AND OFFICERS.............................................22
   7.7     INDEBTEDNESS.......................................................23
   7.8     DUE DILIGENCE......................................................23
   7.9     FUND'S CLOSING DOCUMENTS...........................................23
   7.10     BOARD APPROVAL....................................................23
   7.11     NOTICE TO ATTORNEY GENERAL........................................23
   7.12     RETURN OF REQUIRED ASSETS.........................................23

ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF THE SELLER....................23

   8.1     REPRESENTATIONS AND WARRANTIES; PERFORMANCE........................23
   8.2     NO INJUNCTION......................................................24
   8.3     BUYER'S CLOSING DOCUMENTS..........................................24
   8.4     FAIRNESS OPINION...................................................24

ARTICLE IX   TERMINATION AND ABANDONMENT......................................24

   9.1     METHODS OF TERMINATION.............................................24
   9.2     PROCEDURE UPON TERMINATION.........................................25

ARTICLE X   MISCELLANEOUS PROVISIONS..........................................25

   10.1     AMENDMENT AND MODIFICATION........................................25
   10.2     ENTIRE AGREEMENT..................................................25
   10.3     CERTAIN DEFINITIONS...............................................26
   10.4     NOTICES...........................................................30
   10.5     EXHIBITS AND SCHEDULES............................................31
   10.6     WAIVER OF COMPLIANCE; CONSENTS....................................31
   10.7     ASSIGNMENT........................................................31
   10.8     GOVERNING LAW.....................................................31
   10.9     CONSENT TO JURISDICTION; SERVICE OF PROCESS.......................32
   10.10     INJUNCTIVE RELIEF................................................32
   10.11     HEADINGS.........................................................32
   10.12     PRONOUNS AND PLURALS.............................................32
   10.13     CONSTRUCTION.....................................................32
   10.14     DEALINGS IN GOOD FAITH; BEST EFFORTS.............................32
   10.15     BINDING EFFECT...................................................32
   10.16     DELAYS OR OMISSIONS..............................................33
   10.17     SEVERABILITY.....................................................33
   10.18     EXPENSES.........................................................33
   10.19     ATTORNEYS' FEES..................................................33
   10.20     COUNTERPARTS.....................................................33

                                      (ii)

                                   SCHEDULES



Schedule 2.1          Organization, Qualification, etc.
Schedule 2.7          No Violations; Consents and Approvals
Schedule 2.8          Financial Statements; Undisclosed Liabilities
Schedule 2.9          Customer Deposits
Schedule 2.10         Employees
Schedule 2.12         Contracts
Schedule 2.13         Real Estate and Personal Property Matters
Schedule 2.14         Litigation
Schedule 2.16         Compliance With Regulations and Orders;
                         Permits; Affiliations
Schedule 2.17         Employee Benefits and Related Matters
Schedule 2.18         Intellectual Property
Schedule 2.19         Environmental Matters
Schedule 2.20         Banking Arrangements
Schedule 2.21         Insurance
Schedule 2.24         Improper and Other Payments
Schedule 2.27         Significant Customers and Suppliers; Material Plans
                         and Commitments
Schedule 7.7(a)       Indebtedness to be Paid by Closing
Schedule 7.7(b)       Other Indebtedness

                                      (iv)

                                    EXHIBITS



EXHIBIT A                  FORM OF ARTICLES OF MERGER





                                      (v)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 16, 2000, by and among CORNERSTONE MINISTRIES INVESTMENTS, INC., a Georgia for-profit corporation (the "Buyer"), and PRESBYTERIAN INVESTORS FUND, INC., a Georgia non-profit corporation (the "Fund").

         WHEREAS, the Fund is engaged primarily in the business of lending money to new churches and related ministries of the Presbyterian Church of America (the "Fund Business");

         WHEREAS, the Board of Directors of the Fund are solely vested with the authority to manage the affairs of the Fund;

         WHEREAS, the respective Boards of Directors of the Buyer and the Fund have determined that it is advisable and in the best interests of the companies and the Buyer's stockholders that the Fund merge with and into the Buyer pursuant to this Agreement with the Buyer being the surviving corporation (the "Merger"); and

         WHEREAS, the Buyer and the Fund desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe certain conditions to the Merger.

         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual
agreements,   representations,   warranties   provisions  and  covenants  herein
contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                MERGER; MERGER CONSIDERATION; CLOSING; AGREEMENTS

         1.1 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, the Fund shall be merged with and into the Buyer in accordance with the Georgia Nonprofit Corporation Code (the "GNCC") and the Georgia Business Corporation Code ("GBCC") (collectively, the GNCC and GBCC are referred to as "Georgia Code"). As a result of the Merger, the separate existence of the Fund shall cease and the Buyer shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         1.2 Consummation of Merger. As promptly as practicable after the satisfaction or, if permissible, waiver in writing of the conditions set forth in Article 7 and Article 8 hereof, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger, substantially in the form of Exhibit A hereto (the "Articles of Merger"), with the Secretary of State of the State of Georgia in such form as required by, and executed in accordance with, the relevant provisions of Georgia law; provided, however, that the Merger shall in no event be consummated until a date which is at least thirty (30) days after delivery of notice of the Merger to the Attorney General of the State of Georgia, in accordance with subsection (b) of Section 14-3-1102 of the GNCC.

         1.3 Effect of the Merger. On the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of the Georgia Code. Without limiting the generality of the foregoing, and subject thereto, on the Effective Date, except as otherwise provided herein, the identity, all of the property (whether real, personal or mixed), rights, privileges, powers, immunities, franchises, debts, liabilities and duties of the Fund shall be merged with, fully vest in and become the rights, privileges, powers, immunities, franchises, debts, liabilities and duties of the Surviving Corporation and the separate existence of the Fund shall cease.

         1.4 Articles of Incorporation; Bylaws. On the Effective Date, the Articles of Incorporation and the Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Buyer as in effect immediately prior to the Effective Date, in each case until duly amended in accordance with applicable law.

         1.5   Directors and Officers.

              (a) On the Effective Date, the directors of the Surviving Corporation shall be the directors of the Buyer immediately prior to the Effective Date, to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected or appointed and qualified.

              (b) On the Effective Date, the officers of the Surviving Corporation shall be the officers of the Buyer immediately prior to the Effective Date, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 Name of Surviving Corporation. As of the Effective Date, the name of the Surviving Corporation shall be the name of the Buyer immediately prior to the Effective Date.

         1.7 Merger Consideration. Subject to the satisfaction of the terms and conditions of this Agreement, and by virtue of the Merger and without any further action on the part of the Fund, any and all memberships or beneficial interests of the Fund (collectively, the "Company Shares") shall be canceled and, by operation of law, the Buyer shall assume, as of the Effective Date, any and all liabilities and obligations of the Fund outstanding immediately prior to the Effective Date. (The Fund is board managed and does not have members.)

         1.8 Distribution of Surplus Assets. On or prior to the Effective Date, the assets of the Fund having an aggregate value equal the greater of (i) the fair market value of the net tangible and intangible assets (including goodwill) of the Fund or (ii) the fair market value of the Fund if the Fund were to be operated as a business concern or (iii) $500,000.00, shall be transferred, assigned or otherwise conveyed to Church Growth Foundation, Inc., a Georgia not-for-profit corporation, or one or more other persons who would have received the Fund's assets under subsection (b) of Section 14-3-1403 of the GNCC had the Fund dissolved (such assets are collectively referred to herein as the "Surplus Assets").

         1.9 Closing.  Unless this  Agreement is terminated  in accordance  with
Article IX hereof, the closing of the Merger transaction provided for in this Agreement (the "Closing") will take place on December 29, 2000, or at such other time and manner agreed upon by the respective parties prior to Closing (the "Closing Date"). Subject to the provisions of Article IX hereof, failure to consummate the transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.9 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         1.10  Closing Obligations.  At the Closing:

                  (a) The Fund shall deliver to the Buyer the following agreements, documents, opinion and certificates (hereinafter referred to as the "Fund's Closing Documents"):

                   (i) a certificate  of the Secretary of the Fund, in customary form and reasonably acceptable to the parties ("Secretary's Certificate");

                   (ii) a  certificate  of an officer of the Fund,  in customary
              form  and  reasonably   acceptable  to  the  parties   ("Officer's
              Certificate");

                   (iii) the Georgia  Articles of Merger,  duly  executed by the
              Fund, to be filed with the Secretary of State of the State of Georgia;

                   (iv) certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Fund as of a date not more than thirty (30) days prior to the Closing Date, as a nonprofit corporation organized under the laws of the State of Georgia and as a foreign nonprofit corporation authorized to do business under the laws of the various jurisdictions where it is so qualified;

                   (v) evidence satisfactory to the Buyer in its sole discretion that the Surplus Assets have been or on the Effective Date shall be transferred, assigned or otherwise conveyed by the Fund to Church Growth Foundation, Inc. or one or more other persons who would have received the Fund's assets under subsection (b) of
              Section 14-3-1403 of the GNCC had the Fund dissolved, in accordance with Section 1.8 hereof;

                   (vi) evidence satisfactory to the Buyer in its sole discretion that at least thirty (30) days prior to the Closing Date, proper notice, including a copy of this Agreement, was delivered by the Fund to the Attorney General of the State of Georgia, in accordance with subsection (b) of Section 14-3-1102 of the GNCC;

                   (vii) such other agreements, instruments and documents as are necessary and appropriate, in the Buyer's sole discretion, to satisfy the closing conditions described in Article VII of this Agreement, executed by the Fund; and

                   (viii) such other certificates,  agreements,  instruments and documents as the Buyer may reasonably request.

                  (b)  The  Buyer  will  deliver  to  the  Fund  the   following
         agreements, documents, opinion and certificates (hereinafter referred to as the "Buyer's Closing Documents"):

                   (i) a Secretary's  Certificate for the Buyer, executed by the
              Assistant Secretary's or Secretary's thereof;

                   (ii) an Officer's  Certificate for the Buyer, executed by the appropriate officers thereof;

                   (iii) the Articles of Merger duly  executed by the Buyer,  to be filed with the Secretary of State of the State of Georgia; and

                   (iv) certificates issued by the appropriate governmental authorities evidencing the good standing, with respect to both the conduct of business and the payment of all franchise taxes, of the Buyer as of a date not more than thirty (30) days prior to the Closing Date, as a business corporation organized under the laws of the State of Georgia.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE FUND

         The Fund makes the following representations and warranties to the Buyer, each of which shall be deemed material (and the Buyer, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties notwithstanding independent investigation, if any):

         2.1 Organization, Qualification, etc.

                  (a) The Fund is a nonprofit corporation duly organized, validly existing and in good standing under the GNCC with full corporate power and authority to carry on the Fund Business as such are now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets.

                  (b) The Fund is duly qualified, licensed or admitted to do business as a nonprofit corporation and is in good standing in the jurisdictions set forth on Schedule 2.1 attached hereto, which are the only jurisdictions in which the conduct of its nonprofit business, the ownership, operation or leasing of its properties and assets, or the transactions contemplated by this Agreement, require it to be so qualified, licensed or admitted, except for those jurisdictions in which such failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect. The Fund does not conduct, transact or solicit nonprofit business in any state or jurisdiction except those listed in Schedule 2.1 hereto.

                  (c) True, complete and correct copies of the Fund's articles of incorporation and bylaws, including, without limitation, any amendments thereto (collectively, the "Charter Documents"), as presently in effect, are attached to Schedule 2.1.

         2.2 Subsidiaries. The Fund has no Subsidiaries.

         2.3 No Members. The Fund is a board-managed nonprofit corporation, and there are no members or delegates (as such terms are respectively defined in Section 14-3-140 of the GNCC) or other persons, other than the undersigned directors, who are entitled to vote on the Merger pursuant to the terms and conditions of this Agreement.

         2.4 Company Record Books. The record books of the Fund including, without limitation, the minute books have been delivered to the Buyer for inspection prior to the date hereof and each is true, complete and correct and contain all of the proceedings of, and material actions taken by, the directors of the Fund.

         2.5 Options and Rights. There are no outstanding subscriptions, options, warrants, rights, securities (including, without limitation, those convertible or exchangeable into the capital stock or other ownership or equity or voting interests of the Fund), contracts, agreements, commitments, understandings or other arrangements (whether oral or written) under which the Fund is bound or obligated to issue any additional shares of capital stock or rights to purchase shares of capital stock (collectively, "Options").

         2.6 Authorization, Etc. The Fund has full corporate power and authority to enter into this Agreement and the other agreements, documents, instruments and certificates contemplated herein or related hereto (collectively, the
"Ancillary Documents") to which the Fund is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby have been, or by the Closing Date will have been, duly authorized by the Board of Directors of the Fund and no other or further proceedings or actions on the part of the Fund or its Board of Directors are necessary to authorize this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Upon execution and delivery of this Agreement and the Ancillary Documents by the parties hereto and thereto, this Agreement and each of the Ancillary Documents shall constitute the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and by general equitable principles.

         2.7 No  Violation;  Consents  and  Approvals.  Except  as set  forth on
Schedule 2.7 hereto, the execution and delivery by the Fund of this Agreement, the Ancillary Documents to which it is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Fund do not and will not: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default or event of default under (with due notice, lapse of time or both); (c) result in the creation of any Lien upon the capital stock or assets of the Fund pursuant to; (d) give any third party the right to accelerate any obligation under; (e) result in a violation of; or (f) require any authorization, consent, approval, exemption or other action by or notice to any Person (including, without limitation, any creditor, customer or supplier) pursuant to, the Charter Documents of the Fund or any Regulation, Order or Contract to which the Fund is subject. The Fund has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. The Fund is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Fund in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby.

         2.8 Financial Statements; Undisclosed Liabilities.

         (a) Financial Statements. Attached as Schedule 2.8 hereto are the following financial statements of the Fund: (i) audited balance sheets as of December 31, 1997, 1998 and 1999 (each a "Balance Sheet" and collectively, the "Balance Sheets"); (ii) audited statements of income, changes in equity and cash flow and related schedules thereto for the fiscal years ended December 31, 1997, 1998 and 1999 (the "Related Statements"); and (iii) an unaudited balance sheet as of and the statement of revenues and expenses and the related schedules thereto for the nine (9) month period ended September 30, 2000 (the "Interim Financial Statements" and, collectively with the Balance Sheets and the Related Statements, the "Financial Statements"). The Financial Statements (x) were prepared in accordance with GAAP, (y) fairly present the financial position, condition and results of operations of the Fund at the respective dates thereof (except as stated therein or in the notes or schedules thereto) applied on a consistent basis, and (z) were compiled from the books and records of the Fund regularly maintained by management and used to prepare the financial statements thereof.

         (b) Undisclosed Liabilities. Except as set forth on Schedule 2.8 attached hereto, the Fund has no liability, whether accrued, absolute or contingent, except as reflected on a balance sheet or described in the notes thereto in accordance with GAAP.

         2.9 Trustee Property. All money held by the Fund on behalf of trustees or as a trustee are held by the Fund in segregated and separately identified bank accounts as set forth on Schedule 2.9, and are not commingled with other cash, assets or property of the Fund.

         2.10 Employees.

                  (a) Attached as Schedule 2.10 hereto is an accurate list showing all officers, directors and key employees of the Fund, listing the annual rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the end of the Fund's most recent fiscal year (the "Balance Sheet Date") and (ii) as of the date hereof. There are no employment agreements for persons listed on Schedule 2.10. Since the Balance Sheet Date, there have been no increases in the compensation or benefits payable to or to become payable to, or any special bonuses, to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis and in amounts consistent with past practices and amounts.

                  (b) Set  forth on  Schedule  2.10  hereto  is,  as of the date hereof, the approximate number of employees for the Fund. The Fund has been since its date of organization, and currently is, in compliance with all federal, state and local Regulations and Orders affecting employment and employment practices applicable thereto, including, without limitation, those Regulations promulgated by the Equal Employment Opportunity Commission, and those relating to terms and conditions  of employment  and wages and hours.  Except as set forth on
         Schedule 2.10, (i) the Fund is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Fund are represented by any labor or trade union or covered by any collective bargaining agreement with the Fund, (iii) no campaign to establish such representation is in progress, and (iv) there is no pending or, to the Knowledge of the Fund, threatened labor dispute involving the Fund and any group of its employees, nor has the Fund experienced any labor interruptions over the past three (3) years. The Fund believes its relationship with employees to be good.

                  (c) Schedule 2.10 hereto sets forth an accurate list of all of the Permits, including, without limitation, any business licenses or permits held by any officer, director or employee of the Fund and required for, or used in, the conduct of the businesses of the Fund.

         2.11 Absence of Changes. Since the date of the most recent Balance Sheet, the Fund has conducted its business only in the Ordinary Course of Business and there has not been: (a) any Material Adverse Change; (b) any damage, destruction or loss, whether covered by insurance or not, with regard to the Fund's properties and business; (c) any payment by the Fund to, or any notice to or acknowledgment by the Fund of any amount due or owing to, the Fund's self-insured carrier, if any, in connection with any self-insured amounts or liabilities under health insurance covering employees of the Fund, in each case, in excess of a reserve therefor on the most recent Balance Sheet and in the Interim Financial Statements; (d) any amendment or change in the Fund's Charter Documents; (e) any payment out of the Ordinary Course of Business; (f) any cancellation of, or agreement to cancel any indebtedness or obligation owing to the Fund; (g) any amendment, modification or termination of any existing Permits or Contracts, or entering into any new Contract or plan relating to any salary, bonus, insurance, pension, health or other employee welfare or benefit plan for or with any directors, officers, employees or consultants of the Fund;
(h) any entry into any material Contract not in the Ordinary Course of Business, including, without limitation, relating to any borrowing, capital expenditure or the sale or purchase of any property, rights, or assets or any options or similar agreements with respect to the foregoing; (i) any disposition by the Fund of any material asset; (j) any adverse change in any Contract or relationship with any customer or supplier, the sales patterns, pricing policies, accounts receivable or accounts payable relating to the Fund; (k) any write-down of the value of any assets having an aggregate value in excess of $5,000, or write-off, as uncollectible, of any notes, trade accounts or other receivables having an aggregate value in excess of $5,000; (l) any change by the Fund in accounting methods or principles; or (m) any material change in the cash and cash equivalents of the Fund from the amounts shown on the balance sheet as of the date of the Interim Financial Statements.

         2.12     Contracts.

                  (a) Listed by the Fund on Schedule 2.12 are all written and oral contracts, commitments and similar agreements to which the Fund is a party or by which it or any of its properties are bound as of the date hereof and, in each case, has delivered true, complete and correct copies of the following such agreements, or narrative descriptions or such oral contracts, to the Buyer including, without limitation, the following such agreements and contracts:

                           (i) Contracts relating to any services provided by the Fund including, without limitation, brokerage, discretionary accounts, investment management, asset management, and any other contracts relating to financial services;

                           (ii) pension, profit sharing, bonus, retirement, stock or similar ownership, option, purchase, appreciation or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in Schedule 2.17 hereto), or any Contract with any labor union;

                           (iii) Contracts relating to brokerage, consulting, independent contractor and other similar agreements for the payment of compensation, not terminable on notice of thirty
                  (30) days' or less by the Fund without penalty or other financial obligation (and, except as set forth on Schedule 2.10, no officer or employee of the Fund receives total salary, bonus and other compensation from the Fund of $25,000.00 or more per annum);

                           (iv)  Contracts   relating  to  any  joint  ventures,
                  strategic alliances, partnerships and investments;

                           (v) Contracts containing covenants or agreements limiting the freedom of the Fund or any of its employees to compete in any line of business presently conducted by the Fund with any Person or to compete in any such line of business in any area;

                           (vi) Contracts with any Affiliate of the Fund or with
                  any Affiliate or relative of any officer or director of the Fund;

                           (vii) Contracts relating to or providing for loans to
                  officers, directors, employees or Affiliates;

                           (viii) Contracts under which the Fund has advanced or
                  loaned, or is obligated to advance or loan, funds to any Person;

                           (ix) Contracts relating to the incurrence, assumption
                  or guarantee of any indebtedness, obligation or liability (in respect of money or funds borrowed), including, without limitation, any loan agreement, indemnity, bonds, mortgages, notes or letters of credit, or otherwise pledging, granting a security interest in or placing a Lien on any asset of the Fund;

                           (x)   Contracts   relating   to  the   guarantee   or
                  endorsement of any obligation;

                           (xi) Contracts under which the Fund is lessee of or holds or operates any property, real or personal, owned by any other party;

                           (xii) Contracts  pursuant to which the Fund is lessor
                  of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Fund;

                           (xiii) assignments,  licenses,  indemnifications  and
                  Contracts with respect to any intangible property (including, without limitation, any Intellectual Property);

                           (xiv) warranty Contracts with respect to services rendered (or to be rendered);

                           (xv) Contracts  for, or with,  any telephone  switch,
                  long distance or toll-free telephone providers;

                           (xvi) Contracts for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise;

                           (xvii) Contracts with independent agents, brokers, dealers or distributors;

                           (xviii) sales, commissions,  advertising or marketing
                  Contracts;

                           (xix) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations;

                           (xx)     Governmental     Contracts     subject    to
                  redetermination or renegotiation; or

                           (xxi) any other  Contract  which is  material  to the
                  Fund's  operations or business  prospects,  except those which
                  (A) were made in the Ordinary Course of Business, and (B) are terminable on thirty (30) days' or less notice by the Fund without penalty or other financial obligation.

                  (b) Except as set forth on Schedule 2.7, no consent of any party to any Contract is required in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

                  (c) Each  Contract  identified or required to be identified in
         Schedule 2.12 hereto is in full force and effect and is valid and enforceable in accordance with its terms. The Fund has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any Contract listed on Schedule
         2.12 hereto. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which the Fund is subject (including without limitation all performance bonds, warranty obligations or otherwise). The Fund does not have any present expectation or intention of not fully performing all such obligations. The Fund does not have any Knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

                  (d) Copies of all Contracts and documents delivered and to be delivered hereunder by the Fund are and will be true, correct and complete copies of such agreements, contracts and documents.

         2.13 Real Estate and Personal Property Matters.

                  (a) Schedule 2.13 hereto sets forth a description by the Fund of all real property owned or leased by the Fund, including the location/address of the property, the purpose for which the property is used, whether it is income generating property, the amount of debt on the owned property, and the lessor, term and monthly lease payments (including percentage rent, escalation and other such contingent rental payments) with respect to leased property.

                  (b) The Fund has good and marketable title to all of the properties and assets reflected in the balance sheet as of the date of the Interim Financial Statements or acquired after the date thereof, other than properties sold or otherwise disposed of since the date thereof in the Ordinary Course of Business, free and clear of all Liens, except (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or other encumbrances that do not detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties; or do not detract from the value of such properties and assets, taken as a whole, or (iii) as reflected in the balance sheets included in Financial Statements or the notes thereto.

                  (c) The Fund owns, and will on the Closing Date and the Effective Date own, good and marketable title to all the personal property and assets, tangible or intangible, used in its business except as to those assets leased, all of which leases are in good standing and no party is in default thereunder. None of the assets belonging to or held by the Fund is or will be on the Closing Date or the Effective Date subject to any (i) Contracts of sale or lease, or
         (ii) Liens. Except for normal breakdowns and servicing requirements, all machinery and equipment regularly used by the Fund in the conduct of its business is in good operating condition and repair, ordinary wear and tear excepted.

                  (d) There has not been since the date of the most recent Balance Sheet, and will not be prior to the Closing Date or the Effective Date, any sale, lease, or any other disposition or distribution by the Fund of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the Ordinary Course of Business or as otherwise consented to by the Buyer. On and after the Effective Date, the Surviving Corporation will own, or have the unrestricted right to use, all of the properties and assets that are currently used by the Fund in connection with the business thereof.

         2.14 Litigation. Except as set forth on Schedule 2.14, there is no Claim pending or, to the Knowledge of the Fund, threatened against, relating to or affecting the Fund or any of the assets or properties of the Fund, nor is there any Order outstanding against the Fund or any of the assets or properties of the Fund.

         2.15 Tax Matters.

                  (a) The Fund has filed all federal, state, and local tax reports, returns, information returns and other documents
         (collectively, the "Tax Returns") required to be filed with any federal, state, local or other taxing authorities (each a "Taxing Authority", collectively, the "Taxing Authorities") in respect of all relevant taxes, including without limitation income, premium, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, the "Taxes") and in accordance with all tax sharing agreements to which the Fund may be a party. All Taxes required or anticipated to be paid for all periods prior to and including the Effective Date have been paid or are adequately provided for in the Financial Statements, including any of the Fund's Taxes that may be due or claimed to be due as a result of the consummation of the transactions contemplated by this Agreement. All Taxes which are required to be withheld or collected by the Fund have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable laws. There are no Liens for Taxes upon any property or assets of the Fund except for Liens for Taxes not yet due and payable. The Fund has not executed any waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return. The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), is correct and in compliance with the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

                  (b) No audit of the Fund or the Fund's Tax Returns by any Taxing Authority is currently pending or threatened, and no issues have been raised by any Taxing Authority in connection with any Tax Returns. No material issues have been raised in any examination by any Taxing Authority with respect to the Fund which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are no unresolved issues or unpaid deficiencies relating to such examinations. The items relating to the business, properties or operations of the Fund on the Tax Returns filed by or on behalf of the Fund for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied to the Buyer, state accurately the information requested with respect to the Fund and such information was derived from the books and records of the Fund.

                  (c) The Fund has not made nor has become obligated to make, nor will as a result of any event connected with the Closing become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

                  (d) The Fund is a nonprofit corporation and has been a nonprofit corporation since its initial organization.

         2.16 Compliance with Regulations and Orders; Permits; Affiliations.

                  (a)  Compliance.  The  Fund is  presently  complying  with all applicable Regulations and Orders of Authorities in respect of its operations, equipment, practices, real property, plants, structures and other properties, and all other aspects of its business and operations, including, without limitation, all Regulations and Orders relating to the safe conduct of business, hazardous waste, environmental protection, handicapped access, fair housing, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety where such failure or failures would individually or in the aggregate have a Material Adverse Effect. There are no Claims pending, nor to the Knowledge of the Fund, are there any Claims threatened, nor has the Fund received any written notice, regarding any violations of, or defaults under, any Regulations and Orders enforced by any Authority claiming jurisdiction over the Fund, including, without limitation, any requirement of OSHA, any pollution and environmental control agency (including air and water) or the agencies having responsibility for the Real Estate Settlement Procedures Act, the Fair Housing Act, Americans With Disabilities Act, or any similar regulations.

                  (b) Permits. Schedule 2.16 hereto sets forth all of the Fund's permits, licenses, provider numbers, orders, franchises, registrations and approvals (collectively, "Permits") from all Authorities. The Permits listed on Schedule 2.16 are the only Permits that are required for the Fund to conduct its business as presently conducted. Each such Permit is valid and in full force and effect and, to the Knowledge of the Fund, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

                  (c) Affiliations. Schedule 2.16 hereto sets forth all industry affiliations and memberships of the Fund in any business or industry group relating to the operation of the Fund (collectively, the "Business Groups"). The Fund is not in violation of any Regulation, Order, rule or requirement with respect to any such Business Group. Except as set forth on Schedule 2.16 hereto, no consent of any such Business Group is required for the Fund to consummate the transactions contemplated by this Agreement.

         2.17 ERISA and Related Matters.

                  (a) Benefit Plans; Obligations to Employees. Except as set forth in Schedule 2.17 hereto, neither the Fund, nor any ERISA Affiliate of the Fund, is a party to or participates in or has any liability or contingent liability with respect to:

                           (i) any "employee  welfare benefit plan" or "employee
                  pension benefit plan" or "multi-employer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

                           (ii) any  retirement or deferred  compensation  plan,
                  incentive compensation plan, stock plan, unemployment compensation plan, option plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any officer, director, employee, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA); or

                           (iii) any  employment  agreement  not  terminable  on
                  thirty (30) days' or less written notice, without further liability.

                           Any plan, arrangement or agreement required to be listed on Schedule 2.17 hereto for which the Fund or any ERISA Affiliate of the Fund may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan". For purposes of this Section 2.17, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Fund would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

                  (b) Plan Documents and Reports.  A true,  correct and complete copy of each of the Benefit Plans listed on Schedule 2.17 hereto, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, is attached to Schedule 2.17 hereto. In the case of any Benefit Plan that is not in written form, the Buyer has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true, correct and complete copy of: (i) the three (3) most recent annual reports and accompanying schedules; (ii) the three (3) most recent actuarial reports; (iii) the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable; (iv) a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan; (v) all documents establishing, creating or amending any Benefit Plan; (vi) all trust agreements, funding agreements, insurance contracts and investment management agreements; (vii) all financial statements and accounting statements and reports, investment reports and actuarial reports for each of the last seven (7) years; (viii) any and all other reports, returns, filings and material correspondence with any Governmental Authority in the last seven (7) years; (ix) all booklets, summaries, descriptions or manuals prepared for or circulated to, and written communications of a general nature to employees concerning any Benefit Plan; (x) all professional opinions (whether or not internally prepared) with respect to each Benefit Plan; and (xi) all material internal memoranda concerning each Benefit Plan prepared within the last seven (7) years, has been supplied to the Buyer by the Fund, and there have been no material changes in the financial condition in the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) Compliance with Laws; Liabilities.  Except as set forth on
         Schedule 2.17 hereto, the Fund is in compliance in all material respects with the terms of all of its Benefit Plans and every Benefit Plan is in compliance with all of the requirements and provisions of ERISA and all other Regulations and Orders applicable thereto, including without limitation the timely filing of all annual reports or other filings required with respect to such Benefit Plans. None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Fund nor any ERISA Affiliate of the Fund has otherwise engaged in any prohibited transaction. There has been no "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any Benefit Plan. Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the most recent Balance Sheet provided to the Buyer and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date.

         2.18 Intellectual Property.

                  (a) Except as set forth on Schedule 2.18 hereto, the Fund has no trade name, service mark, patent, copyright, trademark or other Intellectual Property related to its business.

                  (b) The Fund has the right to use the Intellectual Property listed in Schedule 2.18 hereto, and except as otherwise set forth therein, the Intellectual Property is, and will be on the Closing Date and the Effective Date, free and clear of all royalty obligations and Liens. There are no Claims pending, or to the Knowledge of the Fund, threatened, against the Fund that the Fund's use of any of the Intellectual Property listed on Schedule 2.18 hereto infringes the rights of any Person. The Fund has no Knowledge of any use of any of the Intellectual Property constituting an infringement thereof.

                  (c) The Fund is not a party in any capacity to any franchise, license or royalty agreement respecting any of the Intellectual Property and there is no conflict with the rights of others in respect to any of the Intellectual Property now used in the conduct of its business.

                  (d) The current software applications used by the Fund in the operation of its business are set forth and described on Schedule 2.18 hereto (the "Software"). The Software, to the extent it is licensed from any third party licensor or it constitutes "off-the-shelf" software, is held by the Fund under valid, binding and enforceable licenses and is fully transferable to the Buyer without any third party consent. All of the Fund's computer hardware has validly licensed software installed therein. The Fund has not sold, assigned, licensed, distributed or in any other way disposed of or encumbered the Software.

         2.19 Environmental Matters. Except as disclosed in Schedule 2.19 hereto: (a) neither the Fund's business nor the operation thereof violates any applicable Environmental Law and no condition or occurrence (any accident, happening or event which occurs or has occurred at any time prior to the Closing Date, which results in or could result in a claim against the Fund or the Buyer or creates or could create a liability or loss for the Fund or the Buyer) exists or has occurred which, with notice or the passage of time or both, would constitute a violation of any

Environmental Law; (b) the Fund is in possession of all Environmental Permits required under any applicable Environmental Law for the conduct or operation of the Fund's business (or any part thereof), and the Fund is in full compliance with all of the requirements and limitations included in such Environmental Permits; (c) the Fund has not stored or used any Hazardous Material on or at any property or facility now or previously owned, leased or operated by the Fund except for inventories of chemicals which are used or to be used in the Ordinary Course of Business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so called "Right to Know" laws); (d) the Fund has not received any notice from any Authority or other Person that the Fund's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any Hazardous Materials at, on or beneath any property or facility now or previously owned, leased or operated by the Fund, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) the Fund is not the subject of any Claim by any Authority or other Person involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the Fund; (f) the Fund has not buried, dumped, disposed, spilled or released any Hazardous Materials on, beneath or adjacent to any property or facility now or previously owned, leased or operated by the Fund or any property adjacent thereto; (g) no property or facility now or previously owned, leased or operated by the Fund, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property or facility now or previously owned, leased or operated by the Fund;
(i) the Fund has not directly transported or directly arranged for the transportation of any Hazardous Materials to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of any enforcement action or other investigation by any Authority which may lead to material Claims against the Fund for any remedial work, damage to natural resources or personal injury, including Claims under CERCLA; and (j) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property or facility now or previously owned or leased by the Fund. The Fund has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

         2.20 Banking Arrangements. Schedule 2.20 hereto sets forth the name of each bank in or with which the Fund has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all Persons currently authorized to draw thereon or having access thereto. Except as may be disclosed in the Financial Statements or on Schedule 2.20 hereto, the Fund has no liability or obligation relating to funds or money borrowed by or loaned to the Fund (whether under any credit facility, line of credit, loan, indenture, advance, pledge or otherwise).

         2.21 Insurance. Schedule 2.21 hereto sets forth a list and brief description, including dollar amounts of coverage, of all policies of property, fire, liability, business interruption, workers' compensation and other forms of insurance held by the Fund as of the date hereof, as well as a schedule of Claims filed with the Fund's current insurance carrier, including a history of such Claims and a description and estimated dollar amount of any unresolved Claims. Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as disclosed on Schedule 2.14 hereto, to the Knowledge of the Fund, no state of facts exist and no events have occurred which might reasonably (a) form the basis for any claim against the Fund not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in material increase in insurance premiums of the Fund.

         2.22 Outstanding Loans. The outstanding loans reflected on the balance sheets included in the Financial Statements, and the outstanding loans held by the Fund on the date hereof, (a) consist of performing loans not in default, except as reserved in the Financial Statements. Except as set forth on Schedule 2.22, to the knowledge of the Fund, no Person owing money or other constructural commitment to the Fund is likely to default.

         2.23 Brokerage. The Fund has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from the Fund, from the Buyer or any of their respective Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         2.24 Improper and Other Payments. Except as set forth on Schedule 2.24 hereto: (a) neither the Fund, nor any director, officer, employee thereof, nor, to the Knowledge of the Fund, any agent or representative of the Fund nor any Person acting on behalf of any of them, (i) has made, paid or received any contribution, gift, bribe, rebate, payoff, influence payment, kickbacks or other similar payments to or from any Person or Authority, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained or (D) in violation of any Regulation or Order, or (ii) established or maintained a fund or asset that has not been recorded on the books and records of the Fund; (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate; (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made; and (d) the internal accounting controls of the Fund are believed by the Fund's management to be adequate to detect any of the foregoing under current circumstances.

         2.25 Financial Condition as of Effective Date and Closing Date. The Fund has, and as of the Effective Date and the Closing Date will have, as calculated and fairly presented in accordance with GAAP: (a) positive net worth (excluding all Deposits); (b) positive net working capital (defined as Adjusted Current Assets minus Adjusted Current Liabilities); (c) a positive cash balance on a book basis and bank balance basis net of any and all outstanding checks or drafts; and (d) fully funded all Deposits in cash or cash equivalents which are segregated in separately identified bank accounts and not commingled with any funds of Company; provided, however, that none of the foregoing provisions shall be construed to authorize or permit any transfer or distribution of any property or money by the Fund which would be prohibited, conditioned or limited by another provision of this Agreement.

         2.26 Disclosure. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Buyer by or on behalf of the Fund with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Fund as follows:

         3.1 Corporate Organization, Etc. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

         3.2 Authorization, Etc. The Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Buyer or the appropriate committee thereof has or, prior to Closing will have, duly authorized the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby, and no other corporate proceedings on its part are necessary to authorize this Agreement, such Ancillary Documents and the transactions contemplated hereby and thereby. Upon execution and delivery of this Agreement and the Ancillary Documents by the parties hereto and thereto, this Agreement and the Ancillary Documents to which the Buyer is a party shall constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles.

         3.3 No Violation. The execution, delivery and performance by the Buyer of this Agreement and the Ancillary Documents to which each is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Buyer, do not and will not: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default or event of default under (with due notice, lapse of time or both); (c) result in the creation of any Lien upon the assets or properties of the Buyer pursuant to; (d) give any third party the right to accelerate any obligation under; (e) result in a violation of; or (f) require any authorization, consent, approval, exemption or other action by or notice to any Person (including, without limitation, any creditor, customer or supplier) pursuant to, the Charter Documents of the Buyer, or any Regulation, Contract or Order to which the Buyer or its properties are subject. The Buyer shall comply with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

         3.4 Governmental Authorities. The Buyer has complied in all material respects with all applicable Regulations in connection with its execution, delivery and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. The Buyer is not required to submit any notice, report, or other filing with any governmental authority in connection with its execution or delivery of this Agreement, the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby. No authorization, consent, approval, exemption or notice is required to be obtained by the Buyer in connection with the execution, delivery, and performance of this Agreement, the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby.

         3.5 Disclosure. Neither this Agreement or any of the Ancillary Documents to which it is a party nor any exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Fund by the Buyer with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.


                                   ARTICLE IV

                              COVENANTS OF THE FUND

         Until the later of the Effective Date or the Closing Date, except as otherwise consented to or approved by the Buyer in writing, the Fund shall:

         4.1 Ordinary Course of Business. Operate its business diligently and in good faith and in the Ordinary Course of Business, including, without limitation: (a) maintaining all of its respective properties in good order and condition; (b) maintaining (except for expiration due to lapse of time) all Contracts in effect without change except as expressly provided herein; (c) complying with the provisions of all Regulations and Orders applicable to the Fund and the conduct of its respective business; (d) maintaining insurance and reinsurance coverage as in effect on the date hereof up to the Closing Date; (e) preserving the business of the Fund intact; (f) using its best efforts to keep available for the Fund and the Buyer, the officers and employees of the Fund; and (g) preserving the good will of clients, suppliers and others having business relations with the Fund.

         4.2 Certain Restrictions. Refrain from: (a) changing or amending the Charter Documents of the Fund; (b) merging with or into or consolidating with any other Person; (c) acquiring all or substantially all of the stock or the assets of any Person or changing the character of its business; (d) making any capital expenditures, or commitments with respect thereto in excess of $5,000;
(e) incurring, assuming or guaranteeing any indebtedness, obligations or liabilities or entering into any transactions or making any commitment to do any of the foregoing except in the Ordinary Course of Business or for purposes of consummation of the transactions contemplated by this Agreement and in any case only after consultation with the Buyer; (f) canceling, releasing, waiving or compromising any debt, Claim or right in its favor; (g) altering the rate or basis of compensation of any of its officers, directors, employees or consultants; or (h) taking any action or failing to take any action as a result of which any of the other changes or events listed in Section 2.12 hereof is likely to occur.

         4.3 Cash and Cash Equivalents. Preserve, and expend solely in the Ordinary Course of Business, its cash and cash equivalents.

         4.4 Interim Financial Information. To the extent prepared in the Ordinary Course of Business, furnish to the Buyer unaudited financial statements (including, without limitation, balance sheets and statements of income, changes in cash flow) and information for each calendar month, promptly following the conclusion of such month, and as the Buyer may otherwise reasonably request.

         4.5 Full Access and Disclosure.

                  (a) Afford to the Buyer and its counsel, accountants and other authorized representatives reasonable access during business hours to the Fund's facilities, properties, books and records in order that the Buyer may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Fund, including financial audits; and cause the Fund's officers, employees and auditors to furnish on a timely basis such additional financial and operating data and other information as the Buyer shall from time to time reasonably request including, without limitation, any internal control recommendations applicable to the Fund made by the Fund's independent auditors in connection with any examination of the Fund's Financial Statements and books and records.

                  (b) Promptly notify the Buyer in writing if the Fund becomes aware of any fact or condition that causes or constitutes a breach of any representation or warranty of the Fund as of the date of this Agreement, or if the Fund becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any schedule hereto, the Fund will promptly deliver to the Buyer a proposed amendment or supplement to such schedule specifying such change. No such proposed amendment or supplement to a schedule shall constitute an amendment or supplement to such schedule until the Buyer shall have consented thereto. The Fund shall promptly notify the Buyer of the occurrence of any breach of any covenant of the Fund in this
         Article IV or Article VI hereof or of the occurrence of any event that may make the satisfaction of the conditions in Article VII hereof impossible or unlikely.

         4.6 Fulfillment of Conditions Precedent. Refrain from taking any action which, if taken on or prior to the Closing Date, would constitute a breach of this Agreement. The Fund shall use its best efforts to obtain at its expense, on or prior to the Closing Date, all such waivers, Permits, consents, approvals or other authorizations from third parties and Authorities, and to do all things as may be necessary or desirable in connection with the transactions contemplated by this Agreement in order to fully and expeditiously consummate the transactions contemplated by this Agreement.

         4.7 Tax Returns. File all Tax Returns and reports with respect to Taxes which are required to be filed for Tax periods ending on or before the Effective Date (a "Pre-Closing Tax Return"), and the Fund shall pay all Taxes due in respect of such Pre-Closing Tax Returns to the appropriate Taxing Authority; and the Fund shall pay all costs associated with the preparation thereof.

         4.8 Fairness Opinion. Arrange for the preparation and delivery of the Fairness Opinion contemplated by Section 8.4.


                                    ARTICLE V

                             COVENANTS OF THE BUYER

         The Buyer hereby covenants and agrees with the Fund that prior to the Closing or the termination of this Agreement:

         5.1 Full Access and Disclosure.

                  (a) The Buyer shall afford to the Fund and its counsel, accountants and other authorized representatives an opportunity to make such reasonable investigations as they shall desire to make of the business of the Buyer; and the Buyer shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Fund shall from time to time reasonably request.

                  (b) From time to time prior to the Closing Date, the Buyer shall promptly supplement or amend information previously delivered to the Fund with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth herein or disclosed.

         5.2 Release and Assumption of Guarantees. The Buyer shall use commercially reasonable efforts to have any director, officer or agent of the Fund released, after the Closing Date, from any and all guarantees on any indebtedness personally guaranteed by any of them and from any and all pledges of assets pledged by any of them to secure such indebtedness for the benefit of the Fund, with all such guarantees on indebtedness being assumed by the Buyer. The Buyer shall indemnify and hold harmless such guarantors from the payment of any guaranties on any indebtedness or contractual obligations that such guarantors had incurred prior to the Closing Date, provided that such indebtedness or obligations are related to the Fund Business as being conducted at the Closing Date.

                                   ARTICLE VI

                                OTHER AGREEMENTS

         6.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date the Buyer, on the one hand, or the Fund, on the other hand, shall consider or be advised that any further agreements, instruments, documents, deeds, papers, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in such party, the title to any property or rights of the other acquired or to be acquired by reason of, or as a result of, this Agreement or any of the transactions contemplated herein, the other party agrees that it or they shall execute and deliver all such proper agreements, instruments, documents, deeds, papers, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in such party and otherwise to carry out the purpose of this Agreement.

         6.2 Consents. Without limiting the generality of Section 6.1, each of the parties hereto shall use their best efforts to obtain all approvals, consents and Permits of all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.


                                  ARTICLE VII

                   CONDITIONS TO THE OBLIGATIONS OF THE BUYER

         Each and every obligation of the Buyer under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by the Buyer:

         7.1 Representations and Warranties; Covenants and Agreements. The representations and warranties of the Fund contained in Article II hereof and elsewhere in this Agreement and all information contained in any exhibit, certificate, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Fund to the Buyer, shall be true and correct when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Fund shall have performed and complied with all agreements, covenants and conditions and shall have made all deliveries required by this Agreement to be performed, delivered and complied with by them prior to the Closing Date. The chief executive officer of the Fund shall have executed and delivered to the Buyer a certificate, dated the Closing Date, certifying to the foregoing.

         7.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         7.3 Third Party Consents. The Buyer and the Fund shall have obtained all consents, approvals, waivers or other authorizations listed in Schedule 2.7, with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, such that each of the Contracts of the Fund remains in effect (without default, acceleration, termination, assignment, right of termination or assignment, payment, increase in rates or compensation payable, penalty, interest or other adverse effect) from and after the Closing Date as such Contracts operated and were in effect before the Closing Date. With respect to the material Contracts of the Fund for which notice of the transaction had been, or should have been, delivered to the other party thereto pursuant to this Section 7.3, (a) all such parties to such Contracts shall have been notified of the transactions contemplated hereby, and
(b) neither the Buyer nor the Fund shall have received any notice of terminations or amendments of, or any indication from such party of their intent to terminate or amend, such contract, unless such amendment shall not adversely affect the Buyer or the Fund.

         7.4 Regulatory Approvals. The Authorities listed in Schedule 2.7 hereto shall have approved the applications listed in such Schedule with respect to the change of control represented by the transactions contemplated by this Agreement, and such approval shall not impose financial obligations on the Fund or the Buyer that are objectionable to it.

         7.5 No Material Adverse Change. There shall have been no Material Adverse Change since the date of this Agreement. The Buyer shall have received certificates (which shall be addressed to the Buyer), dated the Closing Date, of the president or chief financial officer of the Fund, certifying to the foregoing.

         7.6  Directors  and  Officers.   The  Buyer  shall  have  received  the
resignations of the directors and any officers of the Fund specified by the Buyer, which resignations shall be effective as of the Effective Date.

         7.7      Indebtedness.

                  (a) Company shall have provided to Buyer evidence that the Fund's indebtedness to the creditors set forth on Schedule 7.7(a) hereto has been paid and satisfied in full, the creditors have terminated and released (or will terminate and release) all Liens in favor thereof and will provide to Company and Buyer, at or promptly after the Closing, such Uniform Commercial Code termination statements, releases of mortgages and other releases of Liens as shall be required by Buyer and its lenders.

                  (b) The Buyer shall have determined to its satisfaction that the Fund's indebtedness to the creditors set forth on Schedule 7.7(b) hereto may be paid or prepaid in full at any time without premium or penalty.

         7.8 Due Diligence. The Buyer shall have completed its due diligence investigation with respect to the Fund including, but not limited to, business, financial, legal, operational, customer, worker's compensation, employee (both internal and external) and real estate due diligence, with results satisfactory to Buyer in its sole discretion.

         7.9 Fund's Closing Documents. The Fund shall have delivered to the Buyer executed originals of each of the Fund's Closing Documents.

         7.10 Board Approval. The Fund's Board of Directors or, if applicable, the appropriate committee thereof, shall have approved this Agreement and the transactions contemplated herein.

         7.11 Notice to Attorney General. The Fund shall have delivered to the Buyer evidence, satisfactory to the Buyer in its sole discretion, that at least thirty (30) days prior to the Closing Date, proper notice, including a copy of this Agreement, was delivered by the Fund to the Attorney General of the State of Georgia, in accordance with subsection (b) of Section 14-3-1102 of the GNCC.

         7.12 Return of Required Assets. Promptly after the Effective Date, the Buyer, on behalf of the Fund, shall return, transfer, or convey any assets held by it upon condition requiring return, transfer, or conveyance, which condition occurs by reason of the Merger, in accordance with such condition.

                                  ARTICLE VIII

                   CONDITIONS TO THE OBLIGATIONS OF THE SELLER

         Each and every obligation of the Fund under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Fund:

         8.1 Representations and Warranties; Performance. The representations and warranties of the Buyer contained in Article III hereof and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto, or in any writing delivered by the Buyer to the Fund, shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though then made, except as expressly provided herein. The Buyer shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. An authorized officer of the Buyer shall have delivered to the Fund a certificate, dated the Closing Date, certifying to the foregoing.

         8.2 No Injunction. No preliminary or permanent injunction or other Order, decree or ruling issued by any Authority, or any Regulation promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

         8.3 Buyer's Closing Documents. The Buyer shall have delivered to the Fund executed originals of each of the other Buyer's Closing Documents.

         8.4 Fairness Opinion. The receipt of a fairness opinion (the "Fairness Opinion") from Marvin Hoeflinger, Associated Financial Services, Inc. stating that the Surplus Assets have the value required under GNCC Section 14-3-1404 and that the Merger is fair to the Fund from a financial point of view.


                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a) by mutual consent of the Buyer and the Fund;

                  (b) by the Buyer or the Fund if this Agreement is not consummated on or before January 30, 2001; provided, however, that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 9.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                  (c) by the Buyer if as of the Closing Date (including any extensions) any of the conditions specified in Article VII hereof shall not have been satisfied or if the Fund is otherwise in default under this Agreement; or

                  (d) by the Fund if, as of the Closing Date (including any extensions), any of the conditions specified in Article VIII hereof shall not have been satisfied, or if the Buyer is in default under this Agreement.

         9.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 9.1 hereof, and subject to the proviso contained in Section 9.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) each party shall redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

                  (c) no party hereto shall have any further liability or obligation to any other party under or in connection with this Agreement; provided, however, the non-breaching or non-defaulting party shall not be foreclosed from bringing a Claim or cause of action or otherwise recovering from the breaching or defaulting party.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by a written agreement signed by the Buyer and the Fund.

         10.2 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, annexes, attachments, certificates and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the agreements and transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

         10.3 Certain Definitions. The following terms shall have the following meanings when used herein:

                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "Agreement" shall have the meaning assigned to such term in the Introduction hereto.

                  "Ancillary Documents" shall have the meaning assigned to such term in Section 2.6 hereof.

                  "Articles of Merger" shall have the meaning assigned to such term in Section 1.2 hereof.

                  "Authority" means any international, federal, state local or municipal governmental, regulatory or administrative body, agency, department, division, subdivision, office, arbitrator or other authority, any court or judicial authority, or any public, private or industry regulatory agency or authority.

                  "Balance Sheet Date" shall have the meaning assigned to such term in Section 2.10 hereof.

                  "Balance Sheets" shall have the meaning assigned to such term in Section 2.8 hereof.

                  "Benefit Plan" shall have the meaning assigned to such term in
Section 2.17 hereof.

                  "Business Groups" shall have the meaning assigned to such term in Section 2.16(c) hereof.

                  "Buyer's Closing Documents" shall have the meaning assigned to such term in Section 1.10(b) hereof.

                  "Charter Documents" shall have the meaning assigned to such term in Section 2.1(c) hereof.

                  "Claim" means any action, claim, obligation, liability, damage, loss, deficiency, cost, expense, commitment, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, whether pursuant to contractual obligations or otherwise.

                  "Closing"  shall  have the  meaning  assigned  to such term in
Section 1.9 hereof.

                  "Closing Date" shall have the meaning assigned to such term in
Section 1.9 hereof.

                  "Code" shall have the meaning assigned to such term in Section
2.15 hereof.

                  "Company Shares" shall have the meaning assigned to such term in Section 1.7 hereof.

                  "Contract"   means  any   agreement,   contract,   commitment,
instrument or other binding arrangement or understanding, whether written or oral.

                  "Current Assets" means, with respect to any Person, the current assets of such Person, as defined and calculated in accordance with GAAP.

                  "Effective Date" shall mean the date on which the Articles of Merger have been filed or such later date as may be designated in the Articles of Merger.

                  "Environmental Law" means any Regulation, Order, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so called "Superlien" law, and any other similar Federal, state or local statutes.

                  "Environmental Permits" shall mean Permits, certificates, approvals, licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Fund's business.

                  "ERISA"  shall  have  the  meaning  assigned  to such  term in
Section 2.17 hereof.

                  "ERISA Affiliate" shall have the meaning assigned to such term in Section 2.17 hereof.

                  "Fairness Opinion" shall have the meaning assigned to such term in Section 8.4 hereof.

                  "Financial Statements" shall have the meaning assigned to such term in Section 2.8 hereof.

                  "Fund's Closing Documents" shall have the meaning assigned to such term in Section 1.10(a) hereof.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis.

                  "GBCC" shall have the meaning assigned to such term in Section
1.1 hereof.

                  "Georgia Code" shall have the meaning assigned to such term in
Section 1.1 hereof.

                  "GNCC" shall have the meaning assigned to such term in Section
1.1 hereof.

                  "Hazardous Material" means: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Authority under any Environmental Law.

                  "Intellectual Property" means any patent, patent application, copyright, trademark, trade name, service mark, service name, trade secret, know-how, confidential information or other intellectual property or proprietary rights owned or used by the Fund.

                  "Interim Financial Statements" shall have the meaning assigned to such term in Section 2.8 hereof.

                  "Knowledge" means, with respect to any Person, (a) if such Person is an individual, that (i) such Person has actual knowledge or awareness of a particular fact or matter or (ii) with due diligence and conducting a reasonably comprehensive investigation concerning the existence of such fact or matter, such Person could be expected to discover or otherwise become aware of such fact or matter, or (b) if such Person is other than an individual, that any individual serving as director, officer, Employee (as that term is defined herein), partner, executor, trustee or in any similar capacity of such Person, has, or at any time had, "Knowledge" of such fact or matter as defined in clause
(a) of this definition.

                  "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction, option, assessment, levy, voting trust or agreement, proxy, marital or community property interest or other claim, charge or interest of another Person of any nature whatsoever.

                  "Long-Term Liabilities" means, with respect to any Person, the long term liabilities of such Person as defined and calculated in accordance with GAAP.

                  "Material Adverse Change" means any development or change which has, had or would have a Material Adverse Effect.

                  "Material Adverse Effect" means, as to any Person, any circumstances, events, state of facts or matters which has had, or might reasonably be expected to have, a material adverse effect on (a) such Person's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects, or (b) the ability of such Person to consummate any of the transactions contemplated by this Agreement or the Ancillary Documents, or (c) the benefits contemplated to be conferred on such Person by this Agreement or any of the Ancillary Documents.

                  "Merger" shall have the meaning assigned to such term in the Recitals hereof.

                  "Officer's Certificate" shall have the meaning assigned to such term in Section 1.10(a)(iii) hereof.

                  "Options"  shall  have the  meaning  assigned  to such term in
Section 2.5 hereof.

                  "Order" means any decree, consent decree, judgment, award, order, injunction, consent of or by an Authority.

                  "Ordinary Course of Business" shall mean an action taken by a Person only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "Permits"  shall  have the  meaning  assigned  to such term in
Section 2.16(b) hereof.

                  "Person" means any individual, corporation, partnership, limited partnership, limited liability partnership or company, joint venture, company, syndicate, union, unincorporated organization, association, trust, entity, Authority or natural person.

                  "Regulation"  means  any  law,  statute,   rule,   regulation,
ordinance, requirement, announcement or other binding action of or by an Authority.

                  "Related Statements" shall have the meaning assigned to such term in Section 2.8 hereof.

                  "Secretary's Certificate"shall have the meaning assigned to such term in Section 1.10(a)(ii) hereof.

                  "Software"  shall have the  meaning  assigned  to such term in
Section 2.18(d) hereof.

                  "Subsidiary" means any Person which any Buyer or the Fund, as the case may be, owns, directly or indirectly, twenty percent (20%) or more of the outstanding stock or other ownership or equity interests thereof.

                  "Surplus Assets" shall have the meaning assigned to such term in Section 1.8 hereof.

                  "Surviving Corporation" shall have the meaning assigned to such term in Section 1.1 hereof.

                  "Tax Returns" shall have the meaning  assigned to such term in
Section 2.15 hereof.

                  "Taxes"  shall  have  the  meaning  assigned  to such  term in
Section 2.15 hereof.

         10.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

                           If to the Fund, to:

                           Presbyterian Investors Fund, Inc.
                           6035 Atlantic Blvd., Suite C
                           Norcross, Georgia 30071
                           Attn:      Rodney Whited
                                      Cecil A. Brooks
                           Facsimile: (770) 448-8452

         or to such other person or address as the Fund shall furnish by notice to the Buyer in writing.

                           If to the Buyer to:

                           Cornerstone Ministries Investments, Inc.
                           6035 Atlantic Blvd., Suite C
                           Norcross, Georgia 30071
                           Attn:      John T. Ottinger
                           Facsimile: (770) 448-8452

                           with a copy to:

                           Smith, Gambrell & Russell, LLP
                           Suite 3100, Promenade II
                           1230 Peachtree Street, N.E.
                           Atlanta, Georgia  30309
                           Attn.:     Carl L. Sollee, Esq.
                           Facsimile: (404) 685-7085

         or to such other person or address as the Buyer shall furnish by notice to the Fund in writing.

         10.5 Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section of this Agreement to which such disclosure relates, except where, and to the extent that, there is an explicit cross-reference in such Schedule to another Schedule.

         10.6 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

         10.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign their respective rights, interests and obligations hereunder to any wholly-owned Subsidiary, and may grant Liens or security interests in respect of its rights and interests hereunder, without the prior approval of the Fund.

         10.8 Governing Law. The Agreement shall be governed by the internal laws of the State of Georgia as to all matters, including but not limited to matters of validity, construction, effect and, performance and enforcement, but without regard to principles or rules of conflicts or choice of law thereof.

         10.9 Consent to Jurisdiction; Service of Process. Each the Fund and the Buyer hereby irrevocably submits to the jurisdiction of any United States District Court in which venue is proper in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         10.10 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         10.11 Headings. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement (or any provision hereof).

         10.12 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

         10.13 Construction. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         10.14 Dealings in Good Faith; Best Efforts. Each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement. Each party further agrees to use its best efforts to ensure that the purposes of this Agreement are realized and to take all further steps as are reasonably necessary to implement the provisions of this Agreement. Each party agrees to execute, deliver and file any document or instrument necessary or advisable to realize the purposes of this Agreement.

         10.15 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

         10.16 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         10.17 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.18 Expenses. All fees, costs and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred in connection with considering, pursuing, negotiating, documenting or consummating this Agreement and the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees, costs and expenses.

         10.19 Attorneys' Fees. If any party to this Agreement seeks to enforce the terms and provisions of this Agreement, then the prevailing party in such action shall be entitled to recover from the losing party all costs in connection with such action, including without limitation reasonable attorneys' fees, expenses and costs incurred with respect to trials, appeals and collection.

         10.20 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


* * * * * * * * * *

      [Remainder of Page Intentionally Left Blank - Signature Page Follows]



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


         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.


                                    CORNERSTONE MINISTRIES INVESTMENTS, INC.


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________



                                    PRESBYTERIAN INVESTORS FUND, INC.


                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________


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